UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2004

HILLENBRAND INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-6651	35-1160484
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

700 State Route 46 East
Batesville, Indiana		47006-8835
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (812) 934-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On September 9, 2004, the Board of Directors of Hillenbrand Industries, Inc. approved the revision of the Corporate Governance Standards for the Board of Directors to increase the number of annual restricted stock units awarded to each non-employee director to 1,800 units, which represents an increase of 400 units. This increase is effective for Hillenbrand’s fiscal year beginning October 1, 2004.

Item 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     On September 9, 2004, Hillenbrand Industries, Inc. announced that its Board of Directors had appointed Mark D. Ketchum and Eduardo R. Menascé to the Board of Directors effective immediately. Mr. Ketchum was appointed as a Class II Director and Mr. Menascé was appointed as a Class I Director, each for terms expiring at the Company’s next annual meeting of shareholders. This announcement is more fully described in the press release filed as Exhibit 99 to this Current Report on Form 8-K. The contents of such Exhibit are incorporated herein by reference.

     Hillenbrand also announced the following changes to the committees of its Board of Directors:

Nominating/Corporate Governance Committee

     Mr. Menascé was elected to the Nominating/Corporate Governance Committee, replacing Ray J. Hillenbrand, who resigned from the Committee. Peter H. Soderberg was elected as Chairman of the Committee, and Joanne C. Smith was elected as Vice Chairman of the Committee.

Compensation and Management Development Committee

     Mr. Ketchum was elected to the Compensation and Management Development Committee and appointed as Vice Chairman of the Committee.

Audit Committee

     Mr. Menascé was elected to the Audit Committee and appointed Vice Chairman of the Committee. Ray J. Hillenbrand resigned from the Committee.

Finance Committee

     Mr. Ketchum was elected to the Finance Committee and appointed Vice Chairman of the Committee.

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Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibit.

99	Press release dated September 9, 2004 issued by the Company related to the appointment of two Board members.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLENBRAND INDUSTRIES, INC.
DATE:	September 10, 2004	BY:	/S/ Scott K. Sorensen Scott K. Sorensen Vice President and Chief Financial Officer
DATE:	September 10, 2004	BY:	/S/ Gregory N. Miller Gregory N. Miller Vice President — Controller and Chief Accounting Officer

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EXHIBIT INDEX

Exhibit Number	Exhibit Description
99	Press release dated September 9, 2004 issued by the Company.

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